UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018 (December 14, 2018)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 25, 2018, a shareholder action was filed against Globalstar, Inc. (the “Company” or “Globalstar”), members of the Board of Directors, Thermo Companies, Inc., and certain members of Globalstar management in the Court of Chancery of the State of Delaware, captioned Mudrick Capital Management, LP, et al. v. Monroe, et al., C.A. No. 2018-0699-TMR (the "Action").

On December 14, 2018, all parties to the Action, including plaintiffs Mudrick Capital Management, L.P. (“Mudrick Capital”) and Warlander Asset Management (“Warlander”, and, together with Mudrick Capital, the “Plaintiffs”), entered into a settlement agreement (the “Settlement Agreement”). The material provisions of the Settlement Agreement are described below.

•	The Plaintiffs have agreed to release and dismiss with prejudice all claims in the Action.

•
The Company has agreed to conduct an equity offering pursuant to which shares of its Common Stock will be sold to investors at market price (unless otherwise agreed by the settling parties), as measured by the volume-weighted average closing price of the Company’s Common Stock during the two (2) business days of trading prior to the pricing of such offering), in an amount of not more than $60 million (excluding the underwriter’s over-allotment option), that is open to all the qualified and readily identifiable holders of the Company’s Common Stock on a pro rata basis based on their ownership (such offering, the “Financing”).

•
Each of the Plaintiffs and Thermo have agreed to support the Financing by (i) committing to purchase, upon the signing of the Settlement Agreement, their pro rata share of the financing, on equal terms and based on their respective ownership of the Company’s outstanding shares (5.6% for Mudrick Capital, 2.8% for Warlander and 53.0% for Thermo) and (ii) upon signing the Settlement Agreement, providing a backstop commitment to purchase the shares offered to persons other than the Plaintiffs and Thermo but not purchased by such persons, on a pro rata basis based on their current respective ownership of the Company’s outstanding shares (9.1% for Mudrick Capital, 4.6% for Warlander and 86.3% for Thermo).

•
The Company has agreed to amend its Certificate of Incorporation and Bylaws to provide that, so long as Thermo and its affiliates beneficially own at least 45% of the Company’s outstanding Common Stock, two of the seven members of the Company’s Board of Directors (the “Minority Directors”) will be elected by the vote of a plurality of the holders of the Company’s Common Stock other than Thermo and its affiliates (the “Independent Stockholders”).

•
The initial Minority Directors, Ben Wolff and Keith Cowan, have been designated by the Plaintiffs. The parties have agreed that Michael Lovett will be appointed to the Board as an independent director and Tim Taylor will be appointed to the Board as a director. One of the Minority Directors will be appointed to the Company’s Compensation Committee and one of the Minority Directors will be appointed to Nominating & Corporate Governance Committee. To permit the addition to the Board of Mr. Wolff, Mr. Cowan, Mr. Lovett and Mr. Taylor, four of the Company’s current directors agreed upon by the parties will resign.

•
The Company has agreed to amend its Certificate of Incorporation and Bylaws to provide that so long as Thermo and its affiliates beneficially own at least 45% of the Company’s Common Stock, subject to certain exceptions, approval by a majority of shares held by Independent Stockholders is required for any related-party transaction with a value of $5 million or more between the Company and Thermo and its affiliates.

•
The Company has also agreed to amend its Certificate of Incorporation and Bylaws to provide that so long as Thermo and its affiliates beneficially own at least 45% of the Company’s outstanding Common Stock, the Company will maintain a strategic review committee of its Board of Directors (the “Strategic Review Committee”). The Strategic Review Committee will consist of the two then-serving Minority Directors and two independent directors appointed by the then-serving Board; provided, however, that, subject to the Minority Directors’ right to remove him with or without cause, Mr. Taylor will initially be a member of the Strategic Review Committee. The other initial members of the Strategic Review Committee will be Mr. Wolff, Mr. Cowen and Mr. Hasler.

•
To the extent permitted by applicable law, the Strategic Review Committee will have exclusive responsibility for the oversight, review and approval of (i) subject to certain exceptions, any acquisition by Thermo and its affiliates of additional newly-issued securities of the Company; (ii) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (iii) any sale or transfer of a material amount of assets of Company or any sale or transfer of assets of any of its subsidiaries which are material to the Company; (iv) any further change in the Board, including any plans or proposals to change the number or term of directors (provided that only elections of Minority Directors shall be within the authority of the Strategic Review Committee); (v) subject to certain exceptions, any material change in the present capitalization or dividend policy of the Company; (vi) any other material changes in the Company’s lines of business or corporate structure; and (vii) subject to certain exceptions, any transaction between the Company and Thermo and its affiliates with a value in excess of $250,000. The approval of any of the foregoing transactions will require the vote of at least three members of the Strategic Review Committee.

•
Thermo has agreed that it will convert all its outstanding subordinated debt to equity at the contractual conversion price within five business days after any of the following events: (i) the refinancing of 85% or more of the Company’s bank debt; (ii) extension of the maturity of all of the Company’s bank debt of two years or more; (iii) a refinancing of at least $150 million of the Company’s bank debt with a minimum two year extension on the remaining balance, or (iii) an amortization holiday or holidays pursuant to which the Company is relieved of the obligation to make principal payments on the Company’s bank debt for two years or longer.

•
The Company has also agreed, upon execution of the Settlement Agreement, to publicly issue a press release disclosing the principal terms of the settlement and stating that it is anticipated that the first order of business of the Strategic Review Committee will be to assess financing options for the Company’s balance sheet.

•
An agreement that the Plaintiffs reserve the right to make a petition to the Court for an award of attorneys’ fees and expenses; however, any award to Plaintiffs’ counsel for fees and expenses shall be determined by the court of the State of Delaware.

The effectiveness of the Settlement Agreement is subject to satisfaction of reasonable due diligence by the Plaintiffs, as well as approval by the Court of Chancery of the State of Delaware. The foregoing description of the settlement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Settlement Agreement, Richard S. Roberts, J. Patrick McIntyre, Kenneth M. Young and John M. R. Kneuer have volunteered to step down from their positions on the Company's Board of Directors. Their resignations will be effective concurrent with the effectiveness of the Settlement Agreement. Mr. Roberts served as Chair of the Nominating and Governance Committee and was a Class A director with a three-year term expiring in 2019. Mr. McIntyre served on the Audit Committee, Compensation Committee and Nominating and Governance Committee and was a Class A director with a three-year term expiring in 2019. Mr. Young served on the Nominating and Governance Committee and was a Class C director with a three-year term expiring in 2021. Mr. Kneuer served on the Audit Committee and Compensation Committee and was a Class B director with a three-year term expiring in 2020. Following such resignations, all unvested Company equity awards previously granted to the Resigning Directors will vest.

In connection with the Settlement Agreement and to fill the four vacancies left by the agreed-upon departure of four existing board members, Keith Cowan, Ben Wolff, Michael Lovett and Timothy Taylor will be appointed as members of the Company's Board of Directors.

Mr. Cowan, 62, will serve as a Class A director, who will stand for re-election at the 2019 annual meeting of stockholders. Mr. Cowan will serve on the Strategic Review Committee. The Board of Directors expects to evaluate the appointment of Mr. Cowan to additional committees of the board in connection with its annual appointments in early 2019. Since January 2013, Mr. Cowan has served as the Chief Executive Officer of Cowan Consulting Corporation LLC. From July 2007 to January 2013, Mr. Cowan was the President of Strategic Planning and Corporate Initiatives at Sprint Corporation. Mr. Cowan has served as a board member of over a dozen private companies, two public companies, and numerous not-for-profit and civic organizations, including, currently, his service as Chairman of the Board of Aegex Technologies, CX Technologies (ENGAGEcx), Cobra Legal Solutions and Venadar LLC. There are no related party transactions involving Mr. Cowan that are reportable under Item 404(a) of Regulation S-K.

Mr. Wolff, 49, will serve as a Class A director, who will stand for re-election at the 2019 annual meeting of stockholders. Mr. Wolff will serve on the Strategic Review Committee. The Board of Directors expects to evaluate the appointment of Mr. Wolff to additional committees of the board in connection with its annual appointments in early 2019. Mr. Wolff serves as the Chairman and CEO of Sarcos Robotics, a global leader in mobile, dexterous, tele-operated robots. Mr. Wolff served from 2009 to 2014 as Chief Executive Officer, President and Chairman at satellite communications firm ICO Global Communications which was subsequently renamed Pendrell Corp. Mr. Wolff served as a member of the board of directors of various public and private Eagle River portfolio companies, a telecom and technology focused private equity and venture capital fund. There are no related party transactions involving Mr. Wolff that are reportable under Item 404(a) of Regulation S-K.

Mr. Lovett, 57, will serve as a Class C director, who will stand for re-election at the 2021 annual meeting of stockholders. The Board of Directors expects to evaluate the appointment of Mr. Lovett to committees of the board in connection with its annual appointments in early 2016. Since October 2012, Mr. Lovett has served as managing partner of Eagle River Partners LLC, a privately held investment and advisory company. Until April 2012, Mr. Lovett served as the CEO and President of Charter Communications. Previously he was COO and joined Charter in August 2003 as Senior Vice President of Operations. Mr. Lovett has served as a member of the board of directors of various public and private companies, including Charter Communications from February 2010 to April 2012, SATMAP Incorporated d/b/a Afiniti, a private Delaware company, from July 2012 to July 2017, and St. Louis Public Broadcasting Nine Network Media from June 2011 to February 2014. He has also served as a member of the advisory board of Afiniti, Ltd., a private Bermuda company, since February 2016. There are no related party transactions involving Mr. Lovett that are reportable under Item 404(a) of Regulation S-K.

Mr. Taylor, 36, will serve as a Class B director, who will stand for re-election at the 2020 annual meeting of stockholders. Mr. Taylor will serve on the Strategic Review Committee. The Board of Directors expects to evaluate the appointment of Mr. Taylor to additional committees of the board in connection with its annual appointments in early 2019. Mr. Taylor also serves as Vice President, Finance, Business Operations and Strategy of Globalstar and is a Vice President of The Thermo Companies. Before joining Globalstar in 2010, Mr. Taylor was an Associate in the Mergers & Acquisitions Group at Brown Brothers Harriman. Mr. Taylor has served as a board member of Birch Investment Partners, LLC, dba Timberland Cabinets and Rutt HandCrafted Cabinetry since 2017 and Thermo Communications Funding since 2014. As compensation for his services as a Vice President at Globalstar, Mr. Taylor receives an annual cash salary of $215,000. During 2018, he also received compensation of approximately $255,000 paid in the form of Globalstar Common Stock, of which approximately $153,000 vested during 2018 and the remainder will vest at various dates from 2019 through 2021. There are no other related party transactions involving Mr. Taylor that are reportable under Item 404(a) of Regulation S-K.

As compensation for their services, each director will receive a combination of stock and cash, the total of which is expected to be generally in line with Globalstar’s past director compensation. Director compensation will be finalized upon their appointment, which will occur concurrent with the effectiveness of the Settlement Agreement.

Item 7.01 Regulation FD Disclosure.

On December 17, 2018, the Company issued a press release in connection with entering into the Settlement Agreement and associated amendments to its Certificate of Incorporation and Bylaws. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

10.1    Settlement Agreement dated December 14, 2018
99.1    Press Release dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ L. Barbee Ponder IV
L. Barbee Ponder IV
General Counsel & Vice President of Regulatory Affairs

Date: December 17, 2018